Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K of Wind Energy America Inc. (the “Company”) for the fiscal year period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert O. Knutson, Managing Director and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. 1350, that:

         (1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 19, 2009

/s/ Robert O. Knutson_______

Robert O. Knutson, Managing Director/CFO

(principal executive officer and principal financial officer)